Provident Financial Services, Inc. Announces Fourth Quarter and Full Year Earnings and a 6.7% Increase in Its Quarterly Cash Dividend

ISELIN, NJ, January 30, 2015 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $21.2 million, or $0.34 per basic and diluted share for the quarter ended December 31, 2014, compared to net income of $17.4 million, or $0.30 per basic and diluted share for the quarter ended December 31, 2013. For the year ended December 31, 2014, the Company reported net income of $73.6 million, or $1.22 per basic and diluted share, compared to net income of $70.5 million, or $1.23 per basic and diluted share for the same period last year.
Core earnings (1) for the quarter and year ended December 31, 2014 were $21.6 million, or $0.34 per diluted share, and $78.3 million, or $1.29 per diluted share, respectively. This compared to $17.4 million, or $0.30 per diluted share and $73.7 million, or $1.29 per diluted share for the quarter and year ended December 31, 2013, respectively.
The quarter and year ended December 31, 2014 financial results included non-core items associated with the acquisition of Team Capital Bank ("Team Capital") of $384,000 and $3.9 million, net of taxes, respectively. Additionally, earnings for the year ended December 31, 2014 were impacted by a $788,000, net of tax, non-cash charge due to the recognition of a pro rata portion of unrealized losses related to lump sum distributions from the Company's previously frozen pension plan. Net income for the year ended December 31, 2013 included the non-core write-off of a deferred tax asset related to expired non-qualified stock options issued shortly after the Company's 2003 initial public offering. The write-off in 2013 of the related $3.9 million deferred tax asset resulted in a $3.2 million charge to income tax expense and a $735,000 charge to equity in the third quarter of 2013.
Chairman, President and Chief Executive Officer Christopher Martin commented: “Our fourth quarter results were extremely positive despite the flattening yield curve and aggressive competition. We achieved record revenues and core earnings for the quarter, and asset quality continued to improve." Martin continued: “We expanded our wealth management business with the completion of a strategic acquisition in New York which had the ancillary benefit of providing Beacon Trust with fiduciary powers there as well. On December 31st, we signed a definitive agreement to acquire an in-market investment management firm, which upon closing, stands to effectively double the size of Beacon’s assets under management."
Declaration of Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.16 per common share payable on February 27, 2015, to stockholders of record as of the close of business on February 13, 2015.
Annual Meeting Date Set
The Board of Directors voted that the Annual Meeting of Stockholders shall be held on April 23, 2015 at the DoubleTree by Hilton Newark Airport Hotel, Newark, New Jersey at 10:00 a.m. The date of March 2, 2015 was established as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.
Balance Sheet Summary
Total assets increased $1.04 billion, or 13.8% to $8.52 billion at December 31, 2014, from $7.49 billion at December 31, 2013, primarily due to the addition of $964.0 million of total assets from the Team Capital acquisition.
The Company’s loan portfolio increased $890.7 million, or 17.1%, to $6.09 billion at December 31, 2014, from $5.19 billion at December 31, 2013, which included $631.4 million of loans acquired from Team Capital. Loan originations totaled $1.79 billion and loan purchases totaled $130.5 million for the year ended December 31, 2014. The loan portfolio had net increases of $331.4 million in commercial loans, $295.2 million in commercial mortgage loans, $113.3 million in multi-family mortgage loans, $78.5 million in residential mortgage loans, $37.8 million in construction loans and $34.0 million in consumer loans. Commercial real estate, commercial and construction loans represented 69.4% of the loan portfolio at December 31, 2014, compared to 66.3% at December 31, 2013.

At December 31, 2014, the Company’s unfunded loan commitments totaled $1.21 billion, including $471.6 million in commercial loan commitments, $337.6 million in construction loan commitments and $74.1 million in commercial mortgage commitments. Unfunded loan commitments at September 30, 2014 and December 31, 2013 were $1.26 billion and $910.1 million, respectively.
Total investments increased $40.5 million, or 2.6%, to $1.61 billion at December 31, 2014, from $1.57 billion at December 31, 2013, largely due to investment securities acquired in the Team Capital transaction, along with purchases of mortgage-backed and municipal securities, partially offset by principal repayments on mortgage-backed securities, maturities of municipal and agency bonds and sales of certain mortgage-backed securities.
Total deposits increased $590.1 million, or 11.3%, during the year ended December 31, 2014 to $5.79 billion. The increase in total deposits was primarily due to $769.9 million of deposits acquired from Team Capital, partially offset by a decrease in retail time deposits. Core deposits, which consist of savings and all demand deposit accounts, increased $571.1 million, or 13.0%, to $4.97 billion at December 31, 2014, from $4.40 billion at December 31, 2013. Within the core deposit category, non-interest bearing demand deposits increased $184.4 million to $1.05 billion at December 31, 2014. Core deposits represented 85.7% of total deposits at December 31, 2014, compared to 84.5% at December 31, 2013.
Borrowed funds increased $306.0 million, or 25.4% during the year ended December 31, 2014, to $1.51 billion, as longer-term wholesale funding was added to mitigate interest rate risk. Borrowed funds represented 17.7% of total assets at December 31, 2014, an increase from 16.1% at December 31, 2013.
Stockholders’ equity increased $133.3 million, or 13.2% during the year ended December 31, 2014, to $1.14 billion, due to common stock issued for the purchase of Team Capital, net income earned for the period and an increase in unrealized gains on securities available for sale, partially offset by dividends paid to stockholders. Common stock repurchases for the year ended December 31, 2014 totaled 264,118 shares at an average cost of $16.73 per share. At December 31, 2014, 3.4 million shares remained eligible for repurchase under the current authorization. At December 31, 2014, book value per share and tangible book value per share(1) were $17.63 and $11.40, respectively, compared with $16.87 and $10.92, respectively, at December 31, 2013.
Results of Operations
Net Interest Income and Net Interest Margin
For the quarter ended December 31, 2014, net interest income increased $8.6 million to $63.3 million, from $54.7 million for the same period in 2013. Net interest income for the year ended December 31, 2014 increased $22.9 million to $238.9 million, from $216.0 million for the same period in 2013. Both comparative periods were favorably impacted by the net assets acquired from Team Capital.
The Company’s net interest margin for the quarter ended December 31, 2014 was 3.30%, unchanged from the trailing quarter ended September 30, 2014. The weighted average yield on interest-earning assets declined 1 basis point to 3.85% for the quarter ended December 31, 2014, compared with 3.86% for the quarter ended September 30, 2014. The weighted average cost of interest-bearing liabilities for the quarter ended December 31, 2014 decreased 1 basis point to 0.67%, compared to 0.68% for the trailing quarter. The average cost of interest-bearing deposits for the quarter ended December 31, 2014 was 0.32%, compared with 0.34% for the trailing quarter. The average cost of borrowed funds for the quarter ended December 31, 2014 was 1.81%, compared with 1.87% for the quarter ended September 30, 2014. Average borrowings for the quarter ended December 31, 2014 increased $48.9 million, to $1.45 billion, compared with $1.40 billion for the trailing quarter.
The net interest margin for the quarter ended December 31, 2014, compared with the quarter ended December 31, 2013, increased 4 basis points to 3.30%. The increase in the net interest margin for the quarter ended December 31, 2014 compared with the same period last year, was primarily attributable to an increase in the weighted average yield on interest-earning assets, which improved 3 basis points to 3.85% for the quarter ended December 31, 2014, compared with 3.82% for the quarter ended December 31, 2013. Also contributing to this improvement in net interest margin, the weighted average cost of interest bearing liabilities declined 2 basis points to 0.67% for the quarter ended December 31, 2014, compared with 0.69% for the fourth quarter 2013. The average cost of interest bearing deposits for the quarter ended December 31, 2014 was 0.32%, compared with 0.37% for the same period last year. Average non-interest bearing demand deposits totaled $1.03 billion for the quarter ended December 31, 2014, compared with $883.2 million for the quarter ended December 31, 2013. The average cost of borrowed funds for the quarter ended December 31, 2014 was 1.81%, compared with 2.01% for the same period last year.
For the year ended December 31, 2014, the net interest margin decreased 1 basis point to 3.30%, compared with 3.31% for the year ended December 31, 2013. The weighted average yield on interest earning assets declined 1 basis point to 3.86% for the year ended December 31, 2014, compared with 3.87% for the year ended December 31, 2013, while the weighted average cost of interest bearing liabilities remained unchanged at 0.68% for the year ended December 31, 2014, compared with the same period in 2013. The average cost of interest bearing deposits for the year ended December 31, 2014 was 0.33%, compared with 0.40% for the same period last year. Average non-interest bearing demand deposits totaled $959.8 million for the year ended December 31, 2014, compared with $839.3 million for the year ended December 31, 2013. The average cost of borrowings for the year ended December 31, 2014 was 1.88%, compared with 2.06% for the same period last year.
Non-Interest Income
Non-interest income totaled $11.4 million for the quarter ended December 31, 2014, an increase of $1.6 million, or 16.0%, compared to the quarter ended December 31, 2013. Other income increased $611,000 for the quarter ended December 31, 2014, compared to the same period in 2013, primarily due to a $375,000 gain recognized on a loan level interest rate swap transaction executed during the current quarter and an increase in net gains on loan sales, partially offset by a decrease in net gains recognized on the sale of foreclosed real estate. Also, for the quarter ended December 31, 2014, fee income increased $384,000 to $8.4 million, from $8.0 million for the quarter ended December 31, 2013, largely due to an increase in wealth management income. In addition, income related to BOLI increased $164,000 for the three months ended December 31, 2014, compared to the same period in 2013, principally due to income recognized on BOLI assets acquired from Team Capital. Also contributing to the improvement in non-interest income for the quarter ended December 31, 2014 was a $434,000 other-than-temporary impairment charge incurred in the prior year period related to a non-Agency mortgage-backed security.
For the year ended December 31, 2014, non-interest income totaled $41.2 million, a decrease of $3.0 million, compared to 2013. Fee income decreased $2.7 million, to $31.3 million for the year ended December 31, 2014, compared to 2013, largely due to a $4.0 million decrease in prepayment fees on commercial loans, partially offset by a $1.4 million increase in wealth management income. BOLI income decreased $963,000 for the year ended December 31, 2014, compared to the prior year, principally due to lower death benefits recognized in the year ended December 31, 2014, compared to 2013, partially offset by income recognized on BOLI assets acquired from Team Capital. Also contributing to the decline in non-interest income, net gains on securities transactions for the year ended December 31, 2014 declined $745,000 as compared to 2013. These decreases were partially offset by a $989,000 increase in other income for the year ended December 31, 2014, compared with 2013, primarily due to a $486,000 gain recognized on the prepayment of FHLB borrowings acquired from Team Capital, and a $787,000 gain recognized on loan level interest rate swap transactions, partially offset by a reduction in gains on loan sales. Additionally, for the year ended December 31, 2013, the Company recognized a $434,000 other-than-temporary impairment charge related to an investment in a non-Agency mortgage-backed security.
Non-Interest Expense
For the quarter ended December 31, 2014, non-interest expense increased $4.8 million, to $42.3 million, compared to the quarter ended December 31, 2013. Non-interest expense for the three months ended December 31, 2014 included $651,000 of non-recurring costs related to the acquisition of Team Capital and additional operating expenses associated with the former Team Capital franchise. Compensation and benefits expense increased $1.4 million to $22.3 million for the three months ended December 31, 2014, compared to the three months ended December 31, 2013, largely due to a $1.4 million increase in salary expense associated with the addition of former Team Capital employees and $400,000 of severance and retention expense associated with the Team Capital acquisition, partially offset by a decrease in the accrual for incentive compensation. Net occupancy costs increased $1.1 million, to $6.3 million for the quarter ended December 31, 2014, compared to same quarter in 2013, due to additional facilities costs related to Team Capital and increased equipment maintenance costs. Other operating expenses increased $614,000 to $6.8 million for the three months ended December 31, 2014, compared to $6.2 million for the same period in 2013, largely due to additional costs of operations related to Team Capital. In addition, data processing expense increased $443,000 to $3.1 million for the three months ended December 31, 2014, compared to $2.6 million for the same period in 2013, principally due to non-recurring core system contract termination costs totaling $336,000 related to the Team Capital acquisition and additional telecommunication expense required to support the Team Capital franchise. The amortization of intangibles increased $700,000 for the quarter ended December 31, 2014, compared with the same period in 2013, largely due to the increase in core deposit intangible amortization related to the Team Capital acquisition, Also, advertising expense increased $432,000, to $1.6 million for the quarter ended December 31, 2014, compared to same period in 2013, largely due to post-merger promotional activities associated with the Team Capital geographic footprint, which included the introduction of the Provident brand to the market, grand opening events and product advertising.
The Company’s annualized core non-interest expense as a percentage of average assets (1) was 1.96% for the quarter ended December 31, 2014, compared with 2.02% for the same period in 2013. The efficiency ratio (core non-interest expense divided by the sum of net interest income and core non-interest income) (1) was 55.73% for the quarter ended December 31, 2014, compared with 58.16% for the same period in 2013.
Non-interest expense for the year ended December 31, 2014 was $170.0 million, an increase of $21.2 million from the year ended December 31, 2013. Non-interest expense for the year ended December 31, 2014 included $6.6 million of non-recurring costs related to the acquisition of Team Capital. Compensation and benefits expense increased $9.2 million to $92.2 million for the year ended December 31, 2014, compared to the year ended December 31, 2013, due to increased salary expense, $1.7 million of severance and retention expense associated with Team Capital, $1.3 million of pension costs associated with lump-sum pension distributions made to vested terminated employees and increased stock-based compensation. Net occupancy costs increased $3.4 million, to $24.0 million for the year ended December 31, 2014, compared to same period in 2013, principally due to additional facilities costs related to Team Capital, increased seasonal maintenance expense in the first quarter of 2014 related to the harsh winter conditions and increased depreciation expense. Other operating expenses increased $3.3 million to $27.7 million for the year ended December 31, 2014, compared to $24.5 million for the same period in 2013, primarily due to non-recurring professional services and customer communication costs related to the Team Capital acquisition. In addition, data processing expense increased $3.1 million to $13.7 million for the year ended December 31, 2014, compared to $10.6 million for the same period in 2013, principally due to $2.4 million of non-recurring core system contract termination costs related to the Team Capital acquisition and increased software maintenance and telecommunication expenses. The amortization of intangibles increased $1.1 million for the year ended December 31, 2014, compared with the same period in 2013, primarily due to increases in the core deposit intangible amortization related to the Team Capital acquisition, while advertising and promotion expense increased $1.1 million, largely due to post-merger promotional activities within the former Team Capital marketplace.
Asset Quality
The Company’s total non-performing loans at December 31, 2014 were $53.9 million, or 0.88% of total loans, compared with $64.1 million, or 1.07% of total loans at September 30, 2014, and $76.7 million, or 1.48% of total loans at December 31, 2013. The $10.2 million decrease in non-performing loans at December 31, 2014, compared with the trailing quarter, was due to a $7.8 million decrease in non-performing commercial loans, a $2.8 million decrease in non-performing residential loans, a $143,000 decrease in non-performing consumer loans and an $81,000 decrease in non-performing multi-family loans, partially offset by a $654,000 increase in non-performing commercial mortgage loans. At December 31, 2014, impaired loans totaled $85.4 million with related specific reserves of $7.1 million, compared with impaired loans totaling $93.5 million with related specific reserves of $8.3 million at September 30, 2014. At December 31, 2013, impaired loans totaled $106.4 million with related specific reserves of $10.2 million.
At December 31, 2014, the Company’s allowance for loan losses was 1.01% of total loans, a decrease from 1.06% at September 30, 2014, and 1.24% of total loans at December 31, 2013. The decline in the loan coverage ratio from December 31, 2013, was largely attributable to the recording of Team Capital loans at fair value at the date of acquisition, with no corresponding allowance. The allowance for loan losses decreased $2.9 million to $61.7 million at December 31, 2014, from $64.7 million at December 31, 2013. The reduction in the allowance for loan losses was a function of an improvement in the weighted average risk rating of the loan portfolio, a decline in delinquencies, non-performing loan resolutions and the reduced non-performing loan formation resulting in continued net outflows. The Company recorded provisions for loan losses of $1.3 million and $4.7 million for the quarter and year ended December 31, 2014, respectively, compared with provisions of $1.8 million and $5.5 million for the quarter and year ended December 31, 2013, respectively. For the quarter and year ended December 31, 2014, the Company had net charge-offs of $2.8 million and $7.6 million, respectively, compared with net charge-offs of $3.1 million and $11.2 million, respectively, for the same periods in 2013.
At December 31, 2014, the Company held $5.1 million of foreclosed assets, compared with $5.5 million at December 31, 2013. Foreclosed assets at December 31, 2014 consisted of $2.3 million of residential real estate, $2.7 million of commercial real estate and $60,000 of marine vessels. Total non-performing assets at December 31, 2014 declined $23.2 million, or 28.3%, to $59.0 million, or 0.69% of total assets, from $82.2 million, or 1.10% of total assets at December 31, 2013.
Income Tax Expense
For the quarter and year ended December 31, 2014, the Company’s income tax expense was $10.0 million and $31.8 million, respectively, compared with $7.8 million and $35.4 million, for the same periods in 2013. The Company’s effective tax rates were 32.0% and 30.2% for the quarter and year ended December 31, 2014, respectively, compared with 31.0% and 33.4% for the quarter and year ended December 31, 2013, respectively. The increases in income tax expense and the effective tax rate for the quarter ended December 31, 2014, were primarily attributable to a $639,000 charge in the fourth quarter of 2014 related to a change in the utilization of certain deferred tax assets resulting from the apportionment of income to the state of Pennsylvania. For the year ended December 31, 2014, the decreases in income tax expense and the effective tax rate were principally due to a $3.2 million charge associated with the write-off of a deferred tax asset related to expired non-qualified stock options in 2013.
About the Company
Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering "commitment you can count on" since 1839. The Provident Bank provides a comprehensive array of financial products and services through its network of branches throughout northern and central New Jersey, as well as Bucks, Lehigh and Northampton counties in Pennsylvania. The Bank also provides fiduciary and wealth management services through its wholly owned subsidiary, Beacon Trust Company.
Post Earnings Conference Call
Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, January 30, 2015 regarding highlights of the Company’s quarter and year ended December 31, 2014 financial results. The call may be accessed by dialing 1-888-317-6016 (Domestic), 1-412-317-6016 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.
Forward Looking Statements
Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

(1) Core earnings, tangible book value per share, return on average tangible equity, annualized core non-interest expense as a percentage of average assets and the efficiency ratio are non-GAAP financial measures. Please refer to the Notes on pages 10 and 11 which contain the reconciliation of GAAP to non-GAAP financial measures and the associated calculations.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
December 31, 2014 (Unaudited) and December 31, 2013
(Dollars in Thousands)

Assets	December 31, 2014	December 31, 2013
Cash and due from banks	$102,484	$100,053
Short-term investments	1,278	1,171
Total cash and cash equivalents	103,762	101,224
Securities available for sale, at fair value	1,074,395	1,157,594
Investment securities held to maturity (fair value of $482,473 at December 31, 2014 (unaudited) and $355,913 at December 31, 2013	469,528	357,500
Federal Home Loan Bank Stock	69,789	58,070
Loans	6,085,505	5,194,813
Less allowance for loan losses	61,734	64,664
Net loans	6,023,771	5,130,149
Foreclosed assets, net	5,098	5,486
Banking premises and equipment, net	92,990	66,448
Accrued interest receivable	25,228	22,956
Intangible assets	404,422	356,432
Bank-owned life insurance	177,712	150,511
Other assets	76,682	80,958
Total assets	$8,523,377	$7,487,328
Liabilities and Stockholders' Equity
Deposits:
Demand deposits	$3,971,487	$3,473,724
Savings deposits	995,347	921,993
Certificates of deposit of $100,000 or more	342,072	270,631
Other time deposits	483,617	536,123
Total deposits	5,792,523	5,202,471
Mortgage escrow deposits	21,649	20,376
Borrowed funds	1,509,851	1,203,879
Other liabilities	55,255	49,849
Total liabilities	7,379,278	6,476,575
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,285 shares issued and 64,905,905 outstanding at December 31, 2014, and 59,917,649 outstanding at December 31, 2013	832	832
Additional paid-in capital	995,053	1,026,144
Retained earnings	465,276	427,763
Accumulated other comprehensive income (loss)	29	(4,851)
Treasury stock	(271,779)	(390,380)
Unallocated common stock held by the Employee Stock Ownership Plan	(45,312)	(48,755)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,113)	(7,205)
Deferred Compensation - Directors' Deferred Fee Plan	7,113	7,205
Total stockholders' equity	1,144,099	1,010,753
Total liabilities and stockholders' equity	$8,523,377	$7,487,328

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months (Unaudited) and Year Ended December 31, 2014 (Unaudited) and 2013
(Dollars in Thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest income:
Real estate secured loans	$43,930	$38,271	$166,700	$152,429
Commercial loans	14,059	10,310	50,115	40,428
Consumer loans	6,118	5,894	23,755	23,644
Securities available for sale and Federal Home Loan Bank stock	6,320	6,905	26,475	25,250
Investment securities held to maturity	3,364	2,687	12,263	10,987
Deposits, Federal funds sold and other short-term investments	9	9	53	39
Total interest income	73,800	64,076	279,361	252,777

Interest expense:
Deposits	3,853	4,114	15,332	18,031
Borrowed funds	6,629	5,255	25,140	18,736
Total interest expense	10,482	9,369	40,472	36,767
Net interest income	63,318	54,707	238,889	216,010
Provision for loan losses	1,250	1,800	4,650	5,500
Net interest income after provision for loan losses	62,068	52,907	234,239	210,510

Non-interest income:
Fees	8,359	7,975	31,345	34,045
Bank-owned life insurance	1,405	1,241	5,633	6,596
Other-than-temporary impairment losses on securities	—	(434)	—	(434)
Portion of loss recognized in other comprehensive income (before taxes)	—	—	—	—
Net impairment losses on securities recognized in earnings	—	(434)	—	(434)
Net gain on securities transactions	4	22	251	996
Other income	1,648	1,037	3,939	2,950
Total non-interest income	11,416	9,841	41,168	44,153

Non-interest expense:
Compensation and employee benefits	22,297	20,897	92,218	83,000
Net occupancy expense	6,296	5,238	23,958	20,560
Data processing expense	3,080	2,637	13,667	10,550
FDIC Insurance	1,241	1,131	4,662	4,678
Amortization of intangibles	979	279	2,757	1,624
Advertising and promotion expense	1,581	1,149	5,008	3,890
Other operating expenses	6,823	6,209	27,721	24,461
Total non-interest expense	42,297	37,540	169,991	148,763
Income before income tax expense	31,187	25,208	105,416	105,900
Income tax expense	9,968	7,806	31,785	35,366
Net income	$21,219	$17,402	$73,631	$70,534

Basic earnings per share	$0.34	$0.30	$1.22	$1.23
Average basic shares outstanding	62,517,874	57,331,075	60,388,398	57,236,909

Diluted earnings per share	$0.34	$0.30	$1.22	$1.23
Average diluted shares outstanding	62,638,592	57,480,393	60,562,070	57,361,443

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
STATEMENTS OF INCOME:
Net interest income	$63,318	$54,707	$238,889	$216,010
Provision for loan losses	1,250	1,800	4,650	5,500
Non-interest income	11,416	9,841	41,168	44,153
Non-interest expense	42,297	37,540	169,991	148,763
Income before income tax expense	31,187	25,208	105,416	105,900
Net income	21,219	17,402	73,631	70,534
Diluted earnings per share	$0.34	$0.30	$1.22	$1.23
Interest rate spread	3.18%	3.13%	3.18%	3.19%
Net interest margin	3.30%	3.26%	3.30%	3.31%

PROFITABILITY:
Annualized return on average assets	1.00%	0.94%	0.92%	0.97%
Annualized return on average equity	7.36%	6.85%	6.75%	7.08%
Annualized return on average tangible equity (3)	11.38%	10.60%	10.43%	11.04%
Annualized core non-interest expense to average assets (4)	1.96%	2.02%	2.01%	2.05%
Efficiency ratio (5)	55.73%	58.16%	57.95%	57.18%

ASSET QUALITY:
Non-accrual loans			$53,855	$76,680
90+ and still accruing			—	—
Non-performing loans			53,855	76,680
Foreclosed assets			5,098	5,486
Non-performing assets			58,953	82,166
Non-performing loans to total loans			0.88%	1.48%
Non-performing assets to total assets			0.69%	1.10%
Allowance for loan losses			$61,734	$64,664
Allowance for loan losses to total non-performing loans			114.63%	84.32%
Allowance for loan losses to total loans			1.01%	1.24%

AVERAGE BALANCE SHEET DATA:
Assets	$8,448,580	$7,369,562	$8,044,182	$7,264,232
Loans, net	5,943,679	5,044,127	5,599,586	4,922,245
Earning assets	7,594,212	6,636,007	7,237,886	6,525,064
Core deposits	4,966,019	4,437,977	4,736,008	4,419,922
Borrowings	1,451,680	1,038,257	1,338,463	908,778
Interest-bearing liabilities	6,210,148	5,416,237	5,933,474	5,367,855
Stockholders' equity	1,144,476	1,007,998	1,091,380	996,013
Average yield on interest-earning assets	3.85%	3.82%	3.86%	3.87%
Average cost of interest-bearing liabilities	0.67%	0.69%	0.68%	0.68%

LOAN DATA:
Mortgage loans:
Residential			$1,252,526	$1,174,043
Commercial			1,695,822	1,400,624
Multi-family			1,042,223	928,906
Construction			221,102	183,289
Total mortgage loans			4,211,673	3,686,862
Commercial loans			1,263,618	932,199
Consumer loans			611,596	577,602
Total gross loans			6,086,887	5,196,663
Premium on purchased loans			5,307	4,202
Unearned discounts			(53)	(62)
Net deferred			(6,636)	(5,990)
Total loans			$6,085,505	$5,194,813

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - (Dollars in Thousands, except share data)

(1) Core Earnings
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net interest income	$63,318	$54,707	$238,889	$216,010
Provision for loan losses	1,250	1,800	4,650	5,500
Net interest income after provision for loan losses	62,068	52,907	234,239	210,510

Non-interest income	11,416	9,841	41,168	44,153
Less: Gain on prepayment of borrowings acquired from Team Capital	—	—	486	—
Core non-interest income (a)	11,416	9,841	40,682	44,153

Non-interest expense	42,297	37,540	169,991	148,763
Less: Team Capital acquisition expense	651	—	6,647	—
Less: Lump sum pension distribution costs	—	—	1,336	—
Core non-interest expense (b)	41,646	37,540	162,008	148,763

Income taxes	9,968	7,806	31,785	35,366
Income tax effect of non core items	267	—	2,791	—
Write-off of deferred tax asset related to expired stock options	—	—	—	$(3,205)
Core earnings	$21,603	$17,402	$78,337	$73,739
Core diluted earnings per share	$0.34	$0.30	$1.29	$1.29

(2) Book and Tangible Book Value per Share
			At December 31,
			2014	2013
Total stockholders' equity			$1,144,099	$1,010,753
Less: total intangible assets			404,422	356,432
Total tangible stockholders' equity			$739,677	$654,321

Shares outstanding			64,905,905	59,917,649

Book value per share (total stockholders' equity/shares outstanding)			$17.63	$16.87
Tangible book value per share (total tangible stockholders' equity/shares outstanding)			$11.40	$10.92

(3) Return on Average Tangible Equity
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Total average stockholders' equity	$1,144,476	$1,007,998	$1,091,380	$996,013
Less: total average intangible assets	405,025	356,606	385,276	357,139
Total average tangible stockholders' equity	$739,451	$651,392	$706,104	$638,874

Net income	$21,219	$17,402	$73,631	$70,534
Annualized return on average tangible equity (net income/total average stockholders' equity)	11.38%	10.60%	10.43%	11.04%

Notes - Reconciliation of GAAP to Non-GAAP Financial Measures - Continued (Dollars in Thousands, except share data)

(4) Annualized Core Non-Interest Expense/Average Assets Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Annualized core non-interest expense	$165,226	$148,936	$162,008	$148,763
Average assets	8,448,580	7,369,562	8,044,182	7,264,232
Core non-interest expense/average assets	1.96%	2.02%	2.01%	2.05%

(5) Efficiency Ratio Calculation
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net interest income	$63,318	$54,707	$238,889	$216,010
Core non-interest income (a)	11,416	9,841	40,682	44,153
Total core income	74,734	64,548	279,571	260,163

Core non-interest expense (b)	41,646	37,540	162,008	148,763
Core expense/core income	55.73%	58.16%	57.95%	57.18%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2014			September 30, 2014
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$16,319	$9	0.25%	$22,236	$15	0.25%
Federal funds sold and other short-term investments	1,447	—	0.02%	1,504	—	0.02%
Investment securities (1)	466,467	3,364	2.89%	458,303	3,323	2.90%
Securities available for sale	1,099,446	5,644	2.05%	1,135,121	5,779	2.04%
Federal Home Loan Bank stock	66,854	676	4.01%	66,252	631	3.78%
Net loans: (2)
Total mortgage loans	4,133,797	43,930	4.20%	4,068,283	43,837	4.26%
Total commercial loans	1,199,465	14,059	4.62%	1,190,661	13,961	4.62%
Total consumer loans	610,417	6,118	3.98%	613,594	6,106	3.95%
Total net loans	5,943,679	64,107	4.27%	5,872,538	63,904	4.30%
Total Interest-Earning Assets	$7,594,212	$73,800	3.85%	$7,555,954	$73,652	3.86%

Non-Interest Earning Assets:
Cash and due from banks	79,221			75,935
Other assets	775,147			777,932
Total Assets	$8,448,580			$8,409,821

Interest-Bearing Liabilities:
Demand deposits	$2,944,393	$2,017	0.27%	$2,939,231	$2,137	0.29%
Savings deposits	986,650	261	0.10%	995,891	238	0.09%
Time deposits	827,425	1,575	0.76%	853,963	1,679	0.78%
Total Deposits	4,758,468	3,853	0.32%	4,789,085	4,054	0.34%

Borrowed funds	1,451,680	6,629	1.81%	1,402,791	6,629	1.87%
Total Interest-Bearing Liabilities	6,210,148	10,482	0.67%	6,191,876	10,683	0.68%

Non-Interest Bearing Liabilities	1,093,956			1,087,713
Total Liabilities	7,304,104			7,279,589
Stockholders' equity	1,144,476			1,130,232
Total Liabilities and Stockholders' Equity	$8,448,580			$8,409,821

Net interest income		$63,318			$62,969

Net interest rate spread			3.18%			3.18%
Net interest-earning assets	$1,384,064			$1,364,078

Net interest margin (3)			3.30%			3.30%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22 x			1.22x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	12/31/14	9/30/14	6/30/14	03/31/14	12/31/13
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.35%	2.32%	2.35%	2.46%	2.41%
Net loans	4.27%	4.30%	4.25%	4.26%	4.27%
Total interest-earning assets	3.85%	3.86%	3.81%	3.84%	3.82%

Interest-Bearing Liabilities:
Total deposits	0.32%	0.34%	0.33%	0.35%	0.37%
Total borrowings	1.81%	1.87%	1.97%	1.87%	2.01%
Total interest-bearing liabilities	0.67%	0.68%	0.69%	0.68%	0.69%

Interest rate spread	3.18%	3.18%	3.12%	3.16%	3.13%
Net interest margin	3.30%	3.30%	3.24%	3.28%	3.26%

Ratio of interest-earning assets to interest-bearing liabilities	1.22x	1.22x	1.22x	1.22x	1.23x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	December 31, 2014			December 31, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$21,548	$53	0.25%	$15,240	$38	0.25%
Federal funds sold and other short term investments	1,398	—	0.02%	1,560	1	0.04%
Investment securities (1)	420,161	12,263	2.92%	353,639	10,987	3.11%
Securities available for sale	1,131,496	23,998	2.12%	1,188,253	23,567	1.98%
Federal Home Loan Bank stock	63,697	2,477	3.89%	44,127	1,683	3.81%
Net loans: (2)
Total mortgage loans	3,922,227	166,700	4.25%	3,503,466	152,429	4.35%
Total commercial loans	1,081,043	50,115	4.64%	847,636	40,428	4.77%
Total consumer loans	596,316	23,755	3.98%	571,143	23,644	4.14%
Total net loans	5,599,586	240,570	4.30%	4,922,245	216,501	4.40%
Total Interest-Earning Assets	$7,237,886	$279,361	3.86%	$6,525,064	$252,777	3.87%

Non-Interest Earning Assets:
Cash and due from banks	72,348			70,564
Other assets	733,948			668,604
Total Assets	$8,044,182			$7,264,232

Interest-Bearing Liabilities:
Demand deposits	$2,812,451	$7,733	0.27%	$2,652,419	$7,456	0.28%
Savings deposits	963,807	938	0.10%	928,245	960	0.10%
Time deposits	818,753	6,661	0.81%	878,413	9,615	1.09%
Total Deposits	4,595,011	15,332	0.33%	4,459,077	18,031	0.40%
Borrowed funds	1,338,463	25,140	1.88%	908,778	18,736	2.06%
Total Interest-Bearing Liabilities	$5,933,474	$40,472	0.68%	$5,367,855	$36,767	0.68%

Non-Interest Bearing Liabilities	1,019,328			900,364
Total Liabilities	6,952,802			6,268,219
Stockholders' equity	1,091,380			996,013
Total Liabilities and Stockholders' Equity	$8,044,182			$7,264,232

Net interest income		238,889			216,010

Net interest rate spread			3.18%			3.19%
Net interest-earning assets	$1,304,412			$1,157,209

Net interest margin (3)			3.30%			3.31%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22 x			1.22 x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Years Ended
	12/31/14	12/31/13	12/31/12
Interest-Earning Assets:
Securities	2.37%	2.26%	2.32%
Net loans	4.30%	4.40%	4.75%
Total interest-earning assets	3.86%	3.87%	4.08%

Interest-Bearing Liabilities:
Total deposits	0.33%	0.40%	0.56%
Total borrowings	1.88%	2.06%	2.26%
Total interest-bearing liabilities	0.68%	0.68%	0.83%

Interest rate spread	3.18%	3.19%	3.25%
Net interest margin	3.30%	3.31%	3.38%

Ratio of interest-earning assets to interest-bearing liabilities	1.22x	1.22x	1.19x